Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement dated as of July 5, 2007 (this “Amendment”) is entered into with reference to the Credit Agreement, dated as of September 19, 2006, as so amended by Amendment No. 1 thereto, dated as of March 29, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Guess?, Inc. (the “Domestic Borrower”) and Guess? Canada Corporation (the “Canadian Borrower”, and together with Domestic Borrower, collectively, the “Borrowers”), the Lenders from time to time party thereto, Bank of America, N.A., as Domestic Administrative Agent and Domestic L/C Issuer, and Bank of America, N.A., acting through its Canadian branch, as Canadian Administrative Agent and Canadian L/C Issuer (collectively, the “Administrative Agents”).  Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

1.                                       Amendments.  The Borrowers and the Lenders hereby agree to amend the Credit Agreement as follows:

(a)                                  Section 6.12(a) is hereby amended by inserting the words “wholly-owned” between the words “indirect” and “Subsidiary” in the second line thereof, by replacing the period at the end thereof with “; and” and by adding the following immediately thereafter:

“upon the formation or acquisition of any new direct or indirect non wholly-owned Subsidiary (other than any Foreign Subsidiary or a Subsidiary that is held directly or indirectly by a Foreign Subsidiary) by any Loan Party, then the Domestic Borrower shall, at the Domestic Borrower’s expense:

(vi)                              within 45 days after such formation or acquisition, cause each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver amendments to the Pledge Agreement to the Domestic Administrative Agent (including delivery of all pledged Equity Interests in and of such Subsidiary owned directly and indirectly by the Domestic Borrower, and other instruments of the type specified in Section 4.01(a)(iv)), securing payment of all the Obligations of such parent under the Loan Documents, and

(vii)                           within 45 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action reasonably requested by Domestic Administrative Agent (including the preparation of Uniform Commercial Code financing statements) that may be necessary or advisable in the reasonable opinion of the Domestic Administrative Agent to assist the Domestic Administrative Agent (or in any representative of the Domestic Administrative Agent designated by it) in obtaining valid and subsisting Liens on the properties purported to be subject to the pledge agreements delivered pursuant to this Section 6.12.

(b)                                 Section 7.03(c) is hereby amended and restated in its entirety to read as follows:

“(c)                            (i) Investments by the Domestic Borrower and its wholly-owned Subsidiaries in each other or any of their respective wholly-owned Subsidiaries, (ii) Investments by the Domestic Borrower and its Subsidiaries in any of their non wholly-owned Foreign Subsidiaries, (iii) Investments by any of the Domestic Borrower’s non wholly-owned Subsidiaries in the Domestic Borrower or any of its Subsidiaries, (iv) Investments by the Domestic Borrower and its Subsidiaries in any of their non wholly-owned Domestic Subsidiaries that have complied or will comply, within 45 days of acquisition or formation, voluntarily with Section 6.12(a)(i-v), and (v) in an aggregate amount not to exceed $50,000,000 (A) Investments by the Domestic Borrower and its Subsidiaries in any of their non wholly-owned Domestic Subsidiaries that have complied or will comply, within 45 days of acquisition or formation, with Section 6.12(vi-vii) and not Section 6.12(a)(i-v) and (B) Investments in minority Equity Interests held by the Domestic Borrower and its Subsidiaries in Persons organized under the laws of any jurisdiction other than a political subdivision of the United States.”

2.                                       Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Domestic Administrative Agent of (a) counterparts of this Amendment executed by the Borrowers and (b) written consents hereto executed by the Guarantors in substantially the form of Exhibit A attached hereto.

3.                                       Representations and Warranties.  The Borrowers represent and warrant to the Administrative Agents and the Lenders that, as of the date of this Amendment, the representations and warranties of the Domestic Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and no Default now exists.

4.                                       Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

5.                                       Counterparts.  This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                       Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the California.

IN WITNESS WHEREOF, the Borrowers and the Lenders have executed this Amendment as of the date first written above by their duly authorized representatives.

GUESS?, INC.

By:	/s/ Carlos Alberini
Name:	Carlos Alberini
Title:	President and Chief Operating Officer

GUESS? CANADA CORPORATION

By:	/s/ Carlos Alberini
Name:	Carlos Alberini
Title:	Chief Operating Officer

BANK OF AMERICA, N.A., as Domestic Administrative Agent and Domestic Lender

By:	/s/ Matthew Koenig
Name:	Matthew Koenig
Title:	Sr. Vice President

BANK OF AMERICA, N.A., acting through its Canadian Branch, as Canadian Administrative Agent and Canadian Lender

By:	/s/ Medina Sales De Andrade
Name:	Medina Sales De Andrade
Title:	Vice President

Exhibit A to Amendment No. 2

CONSENT

Dated as of July 5, 2007

Each of the undersigned, as Guarantors under a Guaranty (as such terms are defined in and under the Credit Agreement referred to in the foregoing Amendment No. 2) delivered pursuant to the Credit Agreement, hereby consent and agree to the said Amendment No. 2 and hereby confirm and agree that its Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

GUESS ?, Inc.
GUESS.com, Inc.
GUESS? Retail, Inc.
GUESS? Value, LLC
GUESS? Bermuda Holdings, LLC

By:	/s/ Carlos Alberini
Name:	Carlos Alberini
Title:	President and Chief Operating Officer

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